Exhibit 10.41(d)

CERTIFICATE OF AMENDMENT NO. 1
TO 2004 STOCK OPTION PLAN OF MARQUEE HOLDINGS INC.

The undersigned, Keith P. Wiedenkeller, hereby certifies that he is the duly elected Senior Vice President, Human Resources of Marquee Holdings Inc. and that at a meeting of the Compensation Committee of the Board of Directors of Marquee Holdings Inc. held on November 7, 2006, the Compensation Committee amended the 2004 Stock Option Plan of Marquee Holdings Inc. as follows:

Section 7.1 of the Plan shall be and is hereby amended and restated to clarify its intent and to read in its entirety as follows:

Section 7.1             Changes in Common Stock; Disposition of Assets and Corporate Events

(a)           Subject to Section 7.1(d), in the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, Change of Control, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, affects the Common Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the  Committee (or the Board, in the case of Options granted to Non-Employee Directors) shall be required to, in such manner as it may deem equitable, adjust any or all of:

(i)            The number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued);

(ii)           The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options;

(iii)          The exercise price with respect to any Option; and

(iv)          The financial or other “targets” specified in each Stock Option Agreement for determining the exercisability of Options.

The intent in granting the Committee (and Board) some measure of discretion in this Section 7.1 to determine whether a corporate event or transaction has affected the Common Stock such that an equitable adjustment is appropriate to avoid dilution or enlargement of benefits hereunder is to afford necessary administrative flexibility and latitude in addressing unusual or unanticipated corporate occurrences and in determining how best to make the equitable adjustment; it is not the intent to permit the Committee (or Board, as applicable) to determine that no equitable adjustment is required in the event of a dividend or distribution, recapitalization, stock-split, spin-off or other material transaction or event.

(b)           Subject to Section 7.1(d) and the terms of outstanding Stock Option Agreements, upon the occurrence of a Corporate Event, the Committee (or the Board, in the case of options granted to Non-Employee Directors) is hereby directed to take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option under this Plan, to facilitate such Corporate Event or to give effect to such changes in laws, regulations or principles:

(i)            The Committee (or the Board, in the case of Options granted to Non-Employee Directors) may provide, either by the terms of the applicable Stock Option Agreement or by action taken prior to the occurrence of such Corporate Event and either automatically or upon the Optionee’s request, for either the purchase of any such Option for an amount of cash, securities, or other property equal to the amount that could have been attained upon the exercise of the vested portion of such Option (and such additional portion of the Option as the Board or Committee may determine) immediately prior to the occurrence of such transaction or event, or the replacement of such vested (and other) portion of such Option with cash, other rights or property selected by the Committee (or the Board, in the case of Options granted to Non-Employee Directors);

(ii)           The Committee (or the Board, in the case of Options granted to Non-Employee Directors) may provide, either by the terms of the applicable Stock Option Agreement or by action taken prior to the occurrence of such Corporate Event, that the Option (or any portion thereof) cannot be exercised after such event;

(iii)          The Committee (or the Board, in the case of Options granted to Non-Employee Directors) may provide, either by the terms of the applicable Stock Option Agreement or by action taken prior to the occurrence of such Corporate Event, that for a specified period of time prior to such Corporate Event, such Option shall be exercisable as to all shares covered thereby or a specified portion of such shares, notwithstanding anything to the contrary in this Plan or the applicable Stock Option Agreement;

(iv)          The Committee (or the Board, in the case of Options granted to Non-Employee Directors) may provide, either by the terms of the applicable Stock Option Agreement or by action taken prior to the occurrence of such Corporate Event, that upon such event, such Option (or any portion thereof) be assumed by the successor or survivor corporation, or a parent or Plan Subsidiary thereof (including without limitation any common parent of the Company and any other company or companies), or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or Plan Subsidiary thereof (including without limitation any common parent of the Company and any other company or companies), with appropriate adjustments as to the number and kind of shares and prices; and

(v)           The Committee (or the Board, in the case of Options granted to Non-Employee Directors) may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options (or any portion thereof) and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding Options and Options which may be granted in the future.

(c)           Subject to Section 7.1(d), the Committee (or the Board, in the case of Options granted to Non-Employee Directors) may, in its sole discretion, include such further provisions and limitations in any Stock Option Agreement as it may deem equitable and in the best interests of the Company and its Affiliates.

(d)           With respect to Incentive Stock Options, no adjustment or action described in this Section 7.1 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or any successor provisions thereof, unless the Committee determines that the Plan and/or the Options are not to comply with Section 422(b)(1) of the Code.

IN WITNESS WHEREOF, I have hereunto affixed my signature as Senior Vice President, Human Resources as of the 7th day of November, 2006.

Marquee Holdings Inc.

By	/s/ Keith P. Wiedenkeller
Keith P. Wiedenkeller
Senior Vice President, Human Resources